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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported): January 7, 1997

                             BELL INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)



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
     California                     1-11471                        95-2039211
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
(State of incorporation)     (Commission File Number)           (IRS Identification No.)
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
11812 San Vicente Blvd.,  Suite 300                Los Angeles, CA           90049
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(Address of principal executive offices)                                   (Zip Code)
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Registrant's telephone number, including area code: (310) 826-2355.

                                     N/A
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         (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets

         On November 26, 1996, Bell Industries, Inc., a California corporation ("Bell" or the "Registrant"), ME Acquisition, Inc., a New York corporation and wholly-owned subsidiary of the Registrant (the "Purchaser"), and Milgray Electronics, Inc., a New York corporation ("Milgray"), executed an Agreement and Plan of Merger (the "Merger Agreement"), which provided for the merger of the Purchaser with and into Milgray and the conversion of all of the outstanding shares (the "Shares") of common stock of Milgray, into the right to receive cash in the amount of $14.77 per Share.

         On December 4, 1996 Registrant commenced a tender offer for the outstanding shares of Milgray common stock. The tender offer expired on January 7, 1997 at which time Purchaser had acquired 6,582,250 Shares, representing approximately 97.1% of the outstanding Shares. Pursuant to the terms of the Merger Agreement, on January 15, 1997, the Purchaser was merged with and into Milgray. The aggregate purchase price paid for the Shares in the Tender Offer and the Merger was approximately $100 million.

         In order (i) to finance the purchase of the Shares pursuant to the Tender Offer and the Merger and to pay certain related fees and expenses related to the Tender Offer and the Merger, (ii) to refinance certain existing debt of the Registrant and, after consummation of the Merger, Milgray, and
(iii) for working capital and general corporate purposes of the Registrant and its subsidiaries, the Registrant obtained a $250 million credit facility from Union Bank of California, N.A. pursuant to a credit agreement (the "Credit Agreement") dated as of January 7, 1997. The Credit Agreement provides for credit facilities relating to the Tender Offer consisting of a tender loan of up to $175 million, which was repaid on the effective date of the Merger, a $50 million term loan facility and a $200 million revolving credit facility which will be available from time to time on and after the effective date of the Merger.

         The foregoing description of the Merger Agreement and Credit Agreement is qualified in its entirety by reference to the underlying agreements, copies of which are attached as Exhibits 2.1 and 10.1 to the Form 8-K filed on January 22, 1997.

         This Form 8-K/A is an Amendment to the Form 8-K filed on January 22, 1997 for the purpose of including the pro forma combined financial information of Bell and Milgray.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(b)      Pro forma financial information.

         Attached on Exhibit (99.4) is unaudited pro forma financial information for the Registrant and Milgray Electronics, Inc.

(c)      Exhibit

         (99.4) Unaudited pro forma financial information for the Registrant and Milgray Electronics, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BELL INDUSTRIES, INC.





Dated:  March 24, 1997              By:  /s/ TRACY A. EDWARDS
                                         ----------------------------------
                                         Tracy A. Edwards
                                         Vice President and
                                         Chief Financial Officer